UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 10, 2019

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2019, aTyr Pharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, The Federated Kaufmann Small Cap Fund, and with Paul Schimmel, Ph.D., a director of the Company, relating to the issuance and sale of 9,242,143 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The shares of Common Stock will be sold in a registered direct offering at a purchase price of $0.541 per share for gross proceeds of approximately $5.0 million. Upon consummation of the offering, 45,742,332 shares of Common Stock will be outstanding. The Company expects to use the proceeds from the financing primarily to advance its ATYR1923 therapeutic program and for general corporate purposes.  The closing of the offering is expected to take place on April 12, 2019, subject to the satisfaction of customary closing conditions. The Purchase Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

The Purchase Agreement contains customary representations, warranties, and agreements by the Company, and customary indemnification and other obligations of the Company and the investors.

The common stock will be issued pursuant to a prospectus supplement which was filed with the Securities and Exchange Commission, in connection with a shelf takedown from the Company’s registration statement on Form S-3 (File No. 333-211998) which became effective on June 22, 2016. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On April 11, 2019, the Company issued a press release announcing the offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Purchase Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto.

Item 8.01 Other Information.

On April 10, 2019, the Company delivered written notice to Cowen and Company, LLC (“Cowen”) that it was suspending and terminating the prospectus supplement related to the Company’s Common Stock, pursuant to the terms of the Sales Agreement (the “ATM Prospectus Supplement”), dated June 13, 2016 (the “Sales Agreement”), by and between the Company and Cowen. The Company will not make any sales of its securities pursuant to the Sales Agreement, unless and until a new prospectus supplement is filed. Other than the termination of the ATM Prospectus Supplement, the Sales Agreement remains in full force and effect.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (333-211998) filed with the Securities and Exchange Commission on June 13, 2016.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP

10.1	Securities Purchase Agreement, dated April 10, 2019, by and among aTyr Pharma, Inc. and the investors thereunder

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release dated April 11, 2019

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: April 11, 2019

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